EX 99.28(g)(2)(v)

Amendment to Master Custodian Agreement

This Amendment, effective as of April 25, 2016, to the Master Custodian Agreement dated as of December 30, 2010, (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is by and among each management investment company, and each Cayman Islands entity identified on Appendix A attached thereto (each a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, the Custodian and the Funds have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund in each Account; and

Whereas, the following new funds, fund name changes, and fund mergers (collectively, “Fund Changes”) have been approved by the Board of Trustees of the JNL Series Trust, the Board of Managers of JNL Variable Fund LLC, and the Board of Trustees of JNL Investors Series Trust:

New JNL Series Trust Funds:

-	JNL/Crescent High Income Fund;

-	JNL/DoubleLine Emerging Markets Fixed Income Fund;

-	JNL/PPM America Total Return Fund;

JNL Series Trust Fund Name Change/Addition to Agreement:

-	JNL/Ivy Asset Strategy Fund to JNL/FPA + DoubleLine Flexible Allocation Fund (this fund was not previously covered under this Agreement, but due to the approval of additional sub-advisers who will manage certain assets of this fund, we are adding this fund hereto for the portion of assets to be managed by First Pacific Advisors, LLC; and for the portion of assets to be managed by DoubleLine Capital LP);

JNL Series Trust Fund Merger:

-	JNL/Invesco Large Cap Growth Fund of JNL Series Trust into JNL/BlackRock Large Cap Select Growth Fund of JNL Series Trust;

JNL Variable Fund LLC Fund Name Change:

-	JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

JNL Investors Series Trust Fund Merger:

-	JNL/PPM America Total Return Fund of JNL Investors Series Trust into JNL/PPM America Total Return Fund of JNL Series Trust.

Whereas, pursuant to the approval of the Fund Changes, as outlined above, the parties have agreed to amend Appendix A of the Agreement to:

-	add the JNL/Crescent High Income Fund; the JNL/DoubleLine Emerging Markets Fixed Income Fund; the JNL/PPM America Total Return Fund; the JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by First Pacific Advisors, LLC); and the JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by DoubleLine Capital LP) to the list of funds under the JNL Series Trust section of Appendix A;

-	remove the JNL/Invesco Large Cap Growth Fund from the list of funds under the JNL Series Trust section of Appendix A;

-	update the fund name for the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund in the list of funds under the JNL Variable Fund LLC section of Appendix A; and

-	remove the JNL/PPM America Total Return Fund from the list of funds under the JNL Investors Series Trust section of Appendix A.

Now, Therefore, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Appendix A to the Agreement is hereby deleted and replaced in its entirety with Appendix A dated April 25, 2016, attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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In Witness Whereof, the parties hereto have caused this Agreement to be executed by their officers designated below, effective April 25, 2016.

JNL Series Trust
JNL Investors Series Trust
JNL Strategic Income Fund LLC
JNL Variable Fund LLC
Jackson Variable Series Trust,
each on behalf of its portfolios listed on Appendix A hereto

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

By:	/s/ Kelly L. Crosser

Name:	Kelly L. Crosser

Title:	Assistant Secretary

State Street Bank and Trust Company

By:	/s/ Gunjan Kedia

Name:	Gunjan Kedia

Title:	Executive Vice President

Appendix A
to
Master Custodian Agreement

(Last Updated as of April 25, 2016)

JNL Series Trust
JNL Multi-Manager Alternative Fund
JNL/AB Dynamic Asset Allocation Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Causeway International Value Select Fund
JNL/Crescent High Income Fund
JNL/DFA U.S. Core Equity Fund
JNL/DoubleLine Emerging Markets Fixed Income Fund
JNL/DoubleLine Shiller Enhanced CAPE Fund
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by DoubleLine Capital LP)
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by First Pacific Advisors, LLC)
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Morgan Stanley Mid Cap Growth Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Emerging Markets Innovator Fund
JNL/Oppenheimer Global Growth Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/PPM America Value Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

JNL Investors Series Trust
JNL/PPM America Low Duration Bond Fund

A-1

JNL Strategic Income Fund LLC
JNL/PPM America Strategic Income Fund

JNL Variable Fund LLC
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Nasdaq® 100 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund

Jackson Variable Series Trust
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund

Cayman Islands Entities:

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

A-2